ASSIGNMENT OF CLAIM

THAT, Benefacio Minerals LLC, for the sum of USD$5,000.00, hereby assigns title and all mining and property rights of the LEBAK GOLD CLAIM to Cataca Resources Inc., a company duly incorporated in the United States of America.

Benefacio Minerals LLC, by way of this assignment, relinquishes its ownership and all rights of LEBAK GOLD CLAIM.

DATED THIS 17TH DAY OF DECEMBER, 2012.

BENEFACIO MINERALS LLC
as per its authorized signatory

CATACA RESOURCES INC.
as per its authorized signatory